OFFER OF EMPLOYMENT
                               -------------------

Dear Frazer Hamilton:

I am pleased to confirm our offer to you of employment. This letter is furnished to you as a record of major terms and conditions of your employment as discussed.

EMPLOYER:  Your employer will be Worldport Ireland Limited (the "Company").

COMMENCEMENT: Your employment at Worldport Ireland Limited will begin on a mutually agreeable date, but not later than January 1, 2001.

ROLE: You will be employed as Vice President, Sales and Marketing, and will report to the Chief Executive Officer or his designee for these purposes. In that capacity you will be expected to perform all acts, duties and obligations as have been discussed with you and as contained in any job description which may be given to you (which may be revised from time to time). During the course of your employment it may be necessary to expand your duties, within the general scope of your position, or change your function. You will use your best endeavors to promote the Company and undertake not to do anything against the interests of the Company or WorldPort Communications, Inc. or any affiliate thereof (the "Group").

WORKING HOURS: You will be required to work normal office hours together with such additional hours without further remuneration as may be required for the proper performance of your duties. You may continue to hold a position as a visiting professor for the University of Washington State, United States, provided that such activities are not competitive with and do not interfere with the performance of your duties to, the Company.

LOCATION: The Company will reimburse you for your travel expenses between your home in England and Dublin, Ireland and for lodging expenses in Dublin for the first year of your employment, to the extent your presence in Dublin is required to perform your duties hereunder, per the clause below entitled "EXPENSES". WorldPort Ireland Limited reserves the right to relocate and/or establish further operations and you may be required to transfer to another department and/or place of work. If you are relocated, the Company will reimburse you for reasonable relocation expenses.

SALARY: Your salary will be 160,000 English pounds per annum, subject to deduction for tax and social insurance contributions. Salary is paid on the 21st of each month by direct debit to a nominated bank of your choice. An annual review of salary will take place on the anniversary date of your service in the organisation and the Company will have absolute discretion in deciding whether to increase your salary.

BONUS: You will be eligible for an annual bonus of up to 50% of your salary, payable only at the sole discretion of the Company and based on performance against such targets as may be determined at the discretion of the Company and notified to you separately and subject to such terms as the Company may determined from time to time. In the first year of your employment you will be entitled to a guaranteed bonus of 30% of salary even if your employment is terminated by the Company during that period, except if such termination is for a reason set out in the second paragraph under the heading "Termination of Employment" below. However, if you resign in your first year, then no guaranteed bonus will be payable and if you die or become disabled in your first year, a prorated bonus (based on the period prior to death or disability) will be payable.

EXPENSES: Upon production of appropriate receipts and documentation, you will be reimbursed for any expenses properly incurred by you while performing your duties on behalf of the Company. The Company will be entitled at any time during your employment and in any event on termination to deduct from your remuneration under this Agreement or from any other sums owed or owing by the Company to you any monies due from you to the Company including but not limited to any outstanding advances, the cost of repairing any damage or loss to the Group's property caused by you or excess leave taken.

ANNUAL LEAVE: You will be entitled to 21 working days annual leave. Your entitlement to annual leave will accrue on a pro rata basis throughout the year. In the event of the termination of your employment during any year, your entitlement to leave pay in respect of the year in which your contract of employment terminates will be directly proportional to the period of time worked by you up to the termination date.

BENEFITS: You will be entitled to participate in such employee benefit plans as are generally available to senior management employees of the Company. In lieu of your participation in the Company's Irish pension scheme, the Company or an affiliate thereof will establish a pension scheme to provide you with benefits equivalent to those provided to senior management employees of the Company.

 In lieu of your participation in the Company's private medical insurance program, the Company will reimburse you for the cost of premiums for medical insurance for you and your family up to the amount of (pound)3,500 annually.

During your employment, the Company will pay you a car allowance of (pound)1,000 per month in accordance with the Company's policy as amended from time to time towards your use of your own care for business purposes. You will bear all road license fees, insurance premiums, testing fees and other routine running expenses and costs in respect of such car, excluding petrol for business use only which will be reimbursed in accordance with the Company policy as determined from time to time. You must arrange for the car to be maintained, insured and repaired as to be in such a condition as to comply with all legal requirements in force from time to time particularly in respect of insurance for business use. You will bear the cost of any fines incurred for motoring offences in respect of the car whether during private use or in the performance of your duties under this Agreement.

SHARE OPTION SCHEME: You will receive options to acquire 300,000 shares of Common Stock of WorldPort Communications, Inc. at an exercise price equal to the fair market value of such Common Stock on the date of grant of the options, which options will vest on a quarterly basis over a four-year period. Notwithstanding this vesting schedule, of these options, you will retain options to acquire 50,000 shares if your employment is terminated by the Company without cause. These options will be issued pursuant to and be subject to the terms of the 2000 Long-Term Stock Incentive Plan of WorldPort Communications, Inc. The receipt of any options does not bestow any rights or bestow a right to any further grants.

CONFIDENTIALITY, INTELLECTUAL PROPERTY RIGHTS, ACCEPTABLE USE STATEMENT FOR COMPUTING RESOURCES, REFERENCE AND SECURITY CHECKS: These forms are attached and should be signed by you to indicated that you have read and accepted the conditions.

OBLIGATIONS TO THIRD PARTIES: You represent and warrant to the Company that as of the commencement of your employment by the Company, you will not be employed by any other person or entity nor subject to any restriction on your solicitation of or dealings with any entity or person, other than restrictions on the use of trade secrets or confidential information of previous employers. You hereby warrant that the fulfilment of your duties and obligations pursuant to this Agreement will not give rise to any claim against or liability on the part of the Company or any member of the Group. If at any time it becomes apparent that there may be such restrictions or if any such claims are made or threatened, then the Company reserves the right to terminate this Agreement forthwith without notice or to make such changes to the terms of this Agreement or your duties as it considers necessary in the circumstances. It is a condition of your employment that you will not bring to or use in the course of your employment with the Company any trade secrets or confidential information belonging to your previous employers or to any other third party without prior written authorization of such employers or third parties.

OUTSIDE ACTIVITIES: You will be required to devote your full-time attention and abilities to your duties during working hours and to act in the best interests of the Company at all times. For as long as you are employed by the Company you may not without prior written consent of the Company, in any way hold or take any office, employment or occupation (whether paid or unpaid) and whether or not in competition with the Company, or be engaged or concerned (through ownership interests, consulting arrangements or otherwise) in any other business or undertaking where this is likely to be in a conflict with the interests of the Company or any other entity in the Group.

TERMINATION OF EMPLOYMENT: Your employment may be terminated by either party provided the other party receives at least six months written notice prior to termination of employment. The Company reserves the right to pay salary in lieu of any period of notice which it or you are required to give.

WorldPort Ireland Limited reserves the right to terminate your contract without notice if it has reasonable grounds to believe you are guilty of gross misconduct, gross negligence, incapacity, incapability, serious breach or failure of any of your duties under this Agreement, serious misrepresentation by you or conduct tending to bring yourself or the Company into disrepute.

On the termination of your employment for whatever reason, you will be required to return to Worldport Ireland Limited, without delay, all correspondence, records, specifications, models, notes, formulations, lists, papers. Reports and other documents and all copies thereof and other property belonging to Worldport Ireland Limited or relating to its business affairs or dealings, which are in your possession or under your control. If at any time either the Company or you give notice of termination of your employment, then for any period or periods totalling the period of notice referred to in this clause, the Company will be under no obligation to vest in or assign to you any powers or duties or to provide any work for you and during such period or periods the Company will be entitled to exclude you from any premises of the Company and need not give any reason for so doing and you will comply with any conditions laid down by the Company.

OBLIGATIONS UPON TERMINATION: During your employment and for a period of three years thereafter, you will not, without the prior written approval of the chief executive officer of the Company, or as specifically required by your duties under this Agreement, make any statement (whether written or oral) to or provide any material for publication by television, radio, film or other similar media and will not write a book or article or otherwise publish (regardless of the medium of such publication) any matter on or relating to the business or affairs of the Company or any other member of the Group, including, without limitation, any matter relating to any customer, client or other connection of the Group which cam to your knowledge during your employment.

You undertake that for a period of six months immediately following the delivery of notice of the termination of your employment ("Termination Date"), you will not, directly or indirectly, approach, solicit or deal with in competition with the Company or any other member of the Group, any person, firm, company or other organisation whatsoever who or which at any time during the twelve months immediately preceding the Termination Date was a client of the Company or any other member of the Group or was a person, firm, company or other organisation with whom you had substantial business dealings on behalf of the Company or any other member of the Group.

You undertake that for a period of six months immediately following the Termination Date you will not (whether on your own account or on behalf of or in conjunction with any person, firm or organisation) induce or procure or attempt to induce or procure any person who on the Termination Date is or was in the six months preceding the Termination Date an employee or consultant of or under contract of services to the Company or any other member of the Group to leave the service of the Company or any other member of the Group or accept into employment or otherwise engage or use the services of any Person who is on the Termination Date or was in the six months preceding the Termination Date an employee or consultant of or under contract of services to the Company or any other member of the Group.

For a period of six months from the Termination Date, you will not, directly or indirectly (whether on your own account or in any capacity on behalf of any other person, firm or organisation), in competition with the Company or any member of the Group work for, be engaged or employed by or provide services to any client of the Company or any member of the Group for or with whom you were working on a project or with whom you had personal contact on behalf of the Company or any other member of the Group at any time during the six months immediately preceding the Termination Date.

Each of the restrictions contained in this clause is considered by the parties to be reasonable in all the circumstances. However, both parties recognise that such restrictions may fail for technical reasons and accordingly it is hereby agreed and declared that if any one or more of such restrictions shall either by itself or themselves or taken with other be adjudged to be invalid as exceeding what is reasonable in all the circumstances for the protection of the interests of the Company or any other member of the Group but would be valid if any particular restriction or restrictions were deleted or if part of parts of the wording thereof were deleted, then the said restrictions shall apply with such deletion(s) as may be necessary to make them valid and effective; is a separate restriction on you and will be enforceable by the Company both for itself and as agent or trustee of any other member of the Group and separately and independently of its right to enforce any one or more of the other restrictions contained in this Agreement.

POLICIES AND PROCEDURES: You will be expected to comply with the published procedures, including the employee handbook, of the Company as in effect from time to time. You will obey all lawful and reasonable directions of the Company.

LAW: Your employment shall be at all times in all respects to be governed by the laws of Ireland.

ACCEPTANCE: I acknowledge receipt of this letter and I accept Worldport Ireland Limited offer of employment on the terms and conditions set out above. I confirm my start date to be January 1, 2001.

DATED:      29TH DECEMBER 2000


SIGNED:    /S/ FRAZER HAMILTON

1.  CONFIDENTIALITY
--  ---------------

1. Within this Appendix the following words shall have the following meaning:-

         (a) "Associated Undertaking", means any undertaking which from time to time is a subsidiary undertaking of the Company or is the parent undertaking of the Company or a subsidiary undertaking of any such parent undertaking and for the purposes of this definition "subsidiary undertaking" and "parent undertaking" shall have the meanings respectively given to them by Regulation 3 and 4 of the European Communities (Companies Group Account) Regulations 1992.

         (b) "Confidential Information", means any proprietary information, whether or not protectible as a trade secret which provides an advantage to a competitor or which a party wishes to designate as confidential for a valid business reason or, without prejudice to the generality of the foregoing, which concerns the business, finance or organisation of the Company or any associated undertaking, their suppliers or customers which shall have come to your knowledge during the course of your employment. By way of illustration only and not limitation information will be confidential if it relates to trade secrets, research and developments, information relating to the Intellectual Property, software (object or source codes), suppliers and their production and delivery capabilities, customers and details of their particular business and requirements, costings, profit margins, discounts, rebates and other financial information, marketing and selling strategies and tactics, current activities and current and future plans relating to al or any of development or sales including the timing of all or any such matters, the development of new products, or technical design or specifications of the products of the Company or associated undertakings. Confidential Information also includes any information in respect of which the Company or any Associated Undertaking has an obligation not to disclose which information may have come to your knowledge during your service with the Company.

2. You acknowledge that in the course of your employment you will have access to and be entrusted with Confidential Information in respect of the business of the Company and its Associated Undertakings all of which information is or may be secret or confidential and important to the Company or any Associated Undertaking. You acknowledge that the disclosure of any Confidential

         Information (whether directly or indirectly) to any person could damage the interests of the Company or its Associated Undertakings or place any of them in a competitive disadvantage and may cause damage (whether financial or otherwise) to its or their business. You therefore agree to enter into the restrictions contained in this Contract and this Appendix.

         You shall not without the prior written consent of the Company, and in the proper performance of your duties under this Agreement, either during the period of your employment or any time thereafter:

         (a) disclose Confidential Information to any person (except to these authorised by the Company to know); or

         (b) use Confidential Information for your own purpose or for any purpose other than those of the Company; or

         (c) through any failure to exercise all due care and diligence, cause or permit any unauthorised disclosure of such Confidential Information.

         Save that these restrictions shall cease to apply to Confidential Information which becomes properly and validly available in the public domain otherwise than through your default or which you are required to disclose by a court of competent jurisdiction.

3. The provisions of this Contract and Appendices shall apply mutatis mutandis to confidential information relating to any Associated Undertaking, or any customer or client of the Company or Associated Undertaking which you may receive or obtain or may have received or obtained during your employment and you shall, upon request, enter into an enforceable agreement with any such company or other person to the like effect.

4. All notes, memoranda, records, papers, documents, correspondence and writing (which shall include information recorded or stored in writing, or on magnetic tape or disc, or otherwise recorded or stored for reproduction, whether by mechanical or electronic means and whether or not such reproductions will result in a permanent record being made) which from time to time may be in your possession (whether made by you or not) relating to the business of the Company any Associated Undertaking or the customers and clients of the Company or any Associated Undertaking shall be and will continue to remain the property of the Company or Associated Undertaking to whose business they relate and shall be delivered by you to the Company or persons or corporate entities to whom they belong immediately upon request, and you shall not make or keep any copies or extracts of such notes, memoranda, records, papers, documents, correspondence and writing.

 5. This obligation is in addition to and not in substitution for any implied obligations imposed upon you by law in relation to the use or disclosure of Confidential Information. The Company policy on Confidential Information is set out in the Employee Guidelines.

6. As a condition of your employment, you may be required to sign and return to the Company or any Associated Undertaking a Declaration of Secrecy Agreement which places confidentiality on all business matters pertaining to the Company, Associated Undertakings and/or their customers and clients.

7. These restrictions shall continue to apply after termination of your employment without limit in point of time. This limit shall cease to apply to information ordered to be disclosed by a Court of competent jurisdiction or otherwise required to be disclosed by law or by a regulatory body.

8. At the end of your employment you undertake to give to the Company or Associated Undertaking all Confidential Information and all documents, notes, records or materials of any type or description in your possession or under your control which relate to such Confidential Information.

9. The Company and you respectively agree that each of the restrictions set out in this Appendix and each of the categories of Confidential Information set out herein are separate and severable and enforceable accordingly, and if any one or more of such restrictions, or part of a restriction or categories, or part of a category is held to be against public policy, public interest or unlawful, or in any way an unreasonable restraint of trade, the remaining restrictions, or remaining part of the restriction, or the remaining categories, or the remaining part of the category, shall continue in full force and effect and bind you.

2.  INTELLECTUAL PROPERTY RIGHTS
--  ----------------------------

1. Within this Appendix the following words shall have the following meaning;

         (a) "Associated Undertaking", means any undertaking which from time to time is a subsidiary undertaking of the Company or is the parent undertaking of the Company or a subsidiary undertaking of any such parent undertaking and for the purposes of this definition "subsidiary undertaking" and "parent undertaking" shall have the meanings respectively given to them by Regulation 3 and 4 of the European Communities (Companies Group Account) Regulations 1992.

         (b) "Intellectual Property", means discoveries, concepts, ideas and improvements to existing technology whether or not written down or otherwise converted to tangible form, patents, designs, trade secrets, trade names, goodwill, copyright, all rights in inventions, designs, processes, formulae, notations, improvements, know-how, goodwill, reputation, modes, get-up, computer programmes and analogous plans, models, literary, dramatic, musical and artistic works and all other forms of industrial or intellectual property (in each case in any part of the world and whether or not registered or registerable and to the fullest extent thereof and for the full period thereof and all extensions and renewals thereof) and all applications for registration thereof and all rights and interests, present and future, thereto and therein.

2. In consideration of the Company employing you, you hereby assign to the Company (including, to the extent necessary, by way of future assignment) all copyright and other Intellectual Property rights for their full term throughout the world in inventions, development, discoveries, improvement in processes, designs and copyright works, whether or not capable of registration, which have been or will be created by you (except those inventions, developments, discoveries, improvements in processes, designs or copyright works created by you outside your normal working hours and wholly unconnected with your employment), during the period of your employment with the Company.

3. If at any time during your employment you (whether alone or with any other person or persons) make or discover any invention, development, discovery, improvement or process, whether or not relating directly or indirectly to the business of the Company or any Associated Undertaking, you shall treat the said invention, development, discovery, improvement or process and all information relating thereto as confidential to the Company and shall promptly disclose to the Company full details including drawings and models (if any) of such inventions, development, discovery, improvement or process to enable the Company to determine whether it is a company invention.

4. If at any time during your employment you (whether alone or with any other person or persons) create any design or copyright work, whether or not capable of registration, you shall treat such design or copyright work and all information relating thereto as confidential to the Company and shall promptly disclose to the Company full details including drawings and models (if any) of such design or copyright work.

5. You hereby irrevocably and unconditionally waive in favour of the Company any and all moral rights conferred on you by law for any design or copyright work in which copyright is vested in the Company.

6. Notwithstanding any prior termination of your employment under this Contract of Employment, at the request and expense of the Company you shall:

         (a) do all things necessary to enable the Company or its nominees to confirm absolute title to and ownership of and to obtain the benefit of the invention, development, discovery, improvement in process, design or copyright work (as the case may be) and to secure patent or other appropriate forms of protection for it throughout the world;

         (b) provide to the Company all such assistance as the Company may require in relation to the resolution of any question concerning patent copyright or other intellectual property or proprietary rights assigned by virtue of this Contract of Employment and Appendices.

7. Decisions as to the procuring of a patent or other appropriate protection and exploitation of any invention, development, discovery, improvement in process, design or copyright work (as the case may be) shall be at the sole discretion of the Company.

8. You will appoint the Company or such person/persons nominated by the Company from time to time to be your agent and/or attorney in your name and on your behalf to execute, sign and do all deeds, instruments or things and generally to use your name for the purpose of giving to the Company or the Company acting through its Attorney's Agents or otherwise or its nominee(s) the full benefit of the provisions of Clause 15 and this Appendix if requested to do so which you hereby agree to. A certificate in writing signed by any officer holder or director of the Company that any instrument or act falls within the authority conferred by this Clause shall be conclusive evidence that such is the case so far as you and any third party is concerned.

3.  REFERENCE AND SECURITY CHECKS
---------------------------------

1. In consideration of the Company employing you, you hereby acknowledge that due to the type, scope and sensitivity of the work of the Company and your involvement with same and the undertakings which the Company may have to give or provide to the clients and customers of the Company evidence of the honesty, integrity, personal and financial standing of all our employees may be required to be demonstrated from time to time to our clients, customers and others with whom the Company may have dealings.

2. The Company may be required to provide from time to time confirmation that particular employees working on particular projects met defined requirements which projects would include but shall not be limited to such matters as encryption, handling or storing encryption keys, and projects involving financial or sensitive data transfers.

3. To facilitate the Company in meeting the requirements which may be applied to or required from the Company, the Company may from time to time have to obtain reports on individual employees. Such reports shall not be communicated to outside parties and shall remain confidential within the Company unless you consent to such information being disclosed.

4. You hereby confirm that you will sign such authorisations and consents as may be required from time to time to facilitate such reports and documentation being obtained.

5. It is a condition of your employment that you at all times maintain an A Credit rating or such other similar rating as may be designated by the Company from time to time.

6. The Company will be implementing a financial reporting policy to assist any employee who may have financial difficulties to bring the matter to the attention of the Company so that a negative report will not impact in a negative way on their future career with the Company.

7. Full particulars on the Company Reference And Security Checks Policy is set out in the Employee Handbook.

4.  ACCEPTABLE USE STATEMENT FOR COMPUTING RESOURCES
----------------------------------------------------

The following document outlines rules and guidelines for use of the computing systems and facilities located at or operated by Worldport Communications, Inc and/or its subsidiary and related companies ("Worldport"). References to computing facilities will include any computing device, mobile computing device, server or network provided or supported by Worldport, without limitation. Use of the computer facilities includes the use of data/programs stored on Worldport computing systems, data/programs stored on magnetic tape, floppy disk, CD ROM or other storage media and network resources that are owned and maintained by Worldport. The "user" of the system is the person using system resources to perform work in support of a Worldport Communications, Inc. program or a project authorized by Worldport. The purpose of these guidelines is to ensure that all Worldport users (staff, contractors, agents, support personnel and management) use the Worldport computing facilities in an effective, efficient, ethical and lawful (having regard for applicable local and international laws) manner.

Worldport computing systems are for use in conducting Worldport business only. As such, responsible computing practices are required. Worldport will regard non-business use of computing resources as explicit acceptance by the user of all responsibility for any direct or indirect damage to Worldport resources as a direct or indirect result of such use. As property of Worldport, all activity and data on Worldport platforms and computer facilities are subject to monitoring, control and disclosure to authorized staff when deemed necessary. Worldport accounts and computer facilities are to be used only for the purpose for which they are authorized and are not to be used for non-Worldport related activities. Worldport computer facilities and accounts shall not be used for any improper, unlawful, or immoral purpose. Unauthorized use or abuse of a Worldport account/system may constitute grounds for disciplinary action and either civil or criminal prosecution.

In the text below, "users" refers to users of the Worldport computing systems and facilities.

1. Worldport computing systems shall be configured according to a platform standard by the Worldport Internal IT group. Users shall not make changes to the platform standard, shall not modify the hardware configuration, and shall not modify the Operating System. All requests for system modification must go through Internal IT, and any unauthorized changes shall be regarded as explicit acceptance by the user of all responsibility for any direct or indirect damage to WorldPort resources as a result of such changes.

2.       Default installations for personal computing facilities shall include:

         o A screensaver which requires a password after a 5 minutes of inactivity.
         o    Anti-virus software.
         o Secure shell (ssh), or other approved client for encrypted connections.
         o    Pretty Good Privacy (PGP) for encrypted e-mail and files.

         Users shall use these tools as appropriate and report any faulty or non-existent instances of these tools to Internal IT for resolution.

3. Users are responsible for protecting the computing facilities and related information assets of WorldPort. Users are responsible for observing WorldPort Network Security Alerts and implementing required fixes. Users are responsible for keeping anti-virus definitions up-to-date and employing an effective password policy. Consult the WorldPort User Guide for guidelines on protecting your account and information using the standard system protection mechanisms.

4. Users are responsible for reporting any weaknesses in WorldPort computer security, any incidents of possible misuse or violation of this statement to the proper authorities by contacting WorldPort Network and Systems Security or by sending electronic mail to security@wrdp.com.

5. Users shall not attempt to access any data or programs contained on WorldPort systems for which they do not have authorization or explicit consent of the owner of the data/program, the WorldPort Division Director or the WorldPort Director of Network and Systems Security.

6. Users shall not divulge Dialup or Dial back modem phone numbers to anyone. Additionally, users shall not install modems anywhere in the WorldPort network or on any computing facility. Any out-of-band (i.e. - analog dial line, etc) provisioning must be reviewed and approved by the Director of Network and Systems Security.

7. Users shall not share their WorldPort account(s) with anyone. This includes sharing the password to the account, providing access (via an .rhost entry, etc) or other means of sharing.

8.       Users shall not make copies of system  configuration files (e.g.
         /etc/passwd,  NT Security database,  etc)   for their own, unauthorized
         personal use or to provide to other people/users for unauthorized uses.

9. Users shall not connect unauthorized equipment or networks to any WorldPort network. Connection of equipment to the WorldPort network requires the explicit review of the Network Design group and the Network & Systems Security Design group, with no exceptions.

10. Users shall not engage in activity with the intent to: harass other users; degrade the performance of systems; deprive an authorized Worldport user access to a Worldport resource; obtain extra resources beyond those allocated; circumvent Worldport computer security measures or gain access to a Worldport system for which proper authorization has not been given.

11. Users shall not knowingly or carelessly perform acts that will interfere with the normal operation of computers, terminals, peripherals, or networks.

12. Users shall not attempt to monitor or tamper with another user's electronic communications, or read, copy, change, or delete another user's files or software without the explicit agreement of the owner.

13. Electronic communication facilities (such as Email or Newsgroups) are for authorized corporate use only. Fraudulent, harassing, defamatory, offensive, indecent or obscene messages and/or materials shall not be sent from, to or stored on WorldPort systems. Spamming, chain letters or any other form of inappropriate mass mailing is also strictly prohibited, internally or externally.

14. Users shall not download, install or run security programs or utilities which reveal weaknesses in the security of a system. For example, WorldPort users shall not run password cracking programs on WorldPort computing systems.

15. Users shall not knowingly or carelessly run or install on any computer system or network, or give to another user a program intended to damage or to place excessive load on a computer system or network. This includes, but is not limited to, programs known as computer viruses, Trojan Horses, and worms. Users shall not install or run files of unknown or untrusted origin.

16. Users shall not make unauthorized copies of copyrighted software, except as permitted by law or by the owner of the copyright and shall not otherwise use Worldport computer facilities to create, host or transmit material which infringes copyright, trademark, patent, trade secret or other proprietary rights of any other party.

17. Users shall not use resources for commercial activity outside of legitimate Worldport business, such as creating products or services for sale.

18. Users shall obey all corporate directives regarding appropriate use, be it in the form of signage, memo, electronic mail, etc.

Any noncompliance with these requirements will constitute a security violation, abuse of privileges, and will be reported to the management of the Worldport user and the Worldport Director of Network and Systems Security and will result in disciplinary action ranging from short-term or permanent loss of access to Worldport computing facilities up to and including termination of employment. Serious violations may result in civil or criminal prosecution.



I CONFIRM THAT I HAVE READ AND ACCEPT THE ABOVE ITEMS ON CONFIDENTIALITY, COMPUTING FACILITIES ACCEPTABLE USE STATEMENT, INTELLECTUAL PROPERTY RIGHTS AND REFERENCE & SECURITY CHECKS.

SIGNED:                                                       DATED: